UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  October 17, 2008

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive
North Miami Beach, Florida  33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2008, Equity One, Inc. a Maryland corporation (“Equity One” or the “Company”), announced that it had entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”), which amends the Company’s existing credit facility.   The Amended Credit Agreement provides for a $227 million unsecured revolving credit facility with a syndicate of banks for which Wells Fargo Bank, National Association is the Administrative Agent and Sole Lead Arranger. The facility bears interest at the Company’s option at (i) the one, two, three or six-month LIBOR plus 1.00% to 1.70%  depending on the credit ratings of the Company’s senior unsecured notes, or (ii) the daily LIBOR plus 3.00%. The facility is guaranteed by most of the Company’s subsidiaries. Based on the Company’s current rating, the LIBOR spread is 1.40%.

The facility also includes a competitive bid option which allows the Company to conduct auctions among the participating banks for borrowings at any one time outstanding up to 50% of the commitments then in effect, a $35 million swing line facility for short term borrowings, and a $20 million letter of credit commitment.   At the request of the Company, the total commitments under the facility may be increased up to a total of $400 million.  The facility expires on October 17, 2011, with a one year extension option.  In addition, the facility contains customary covenants, including financial covenants regarding debt levels, total liabilities, interest coverage, fixed charge coverage, unencumbered properties, permitted investments and others.  If a default under the facility exists, the Company’s ability to pay dividends would be limited to the amount necessary to maintain the Company’s status as a REIT unless the default is a payment default or bankruptcy event in which case the Company would be prohibited from paying any dividends.

The Amended Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 2.02	Results of Operations and Financial Condition

On October 17, 2008, the Company issued a press release which provided, among other things, certain information concerning the Company’s cash and short-term securities as of September 30, 2008.  A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 17, 2008, the Company executed the Amended Credit Agreement as more specifically described in Item 1.01 in this Current Report on Form 8-K, which description, including Exhibit 10.1, is incorporated by reference in this Item 2.03 of this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1
Second Amended and Restated Credit Agreement, dated as of October 17, 2008, among Equity One, each of the financial institutions initially a signatory thereto, SunTrust Bank as Syndication Agent, PNC Bank, National Association and Bank of America, NA as Co-Documentation Agents, Raymond James Bank, JPMorgan Chase Bank, NA, Branch Banking & Trust Company,  Israel Discount Bank of New York, and Wells Fargo Bank, National Association as Administrative Agent and Sole Lead Arranger

99.1	Press Release of Equity One Dated October 17, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: October 23, 2008	By:	/s/ Gregory R. Andrews
Gregory R. Andrews
Executive Vice President and Chief
Financial Officer

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EXHIBIT INDEX

Exhibit		Document

10.1
Second Amended and Restated Credit Agreement, dated as of October 17, 2008, among Equity One, each of the financial institutions initially a signatory thereto, SunTrust Bank as Syndication Agent, PNC Bank, National Association and Bank of America, NA as Co-Documentation Agents, Raymond James Bank, JPMorgan Chase Bank, NA, Branch Banking & Trust Company,  Israel Discount Bank of New York, and Wells Fargo Bank, National Association as Administrative Agent and Sole Lead Arranger

	99.1	Press Release of Equity One Dated October 17, 2008

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